SECURITIES AND EXCHANGE COMMISSION
UNITED STATES
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 24, 2006

REGENCY CENTERS CORPORATION
(Exact name of registrant as specified in its charter)

Florida		59-3191743
(State or other	001-12298	(IRS Employer
jurisdiction of incorporation)	(Commission File Number)	Identification No.)

                        121 West Forsyth Street, Suite 200                                                                                                   32202
                                     Jacksonville, Florida
                       (Address of principal executive offices)                                                                                           (Zip Code)

Registrant’s telephone number including area code:           (904)-598-7000

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

        [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Today we mutually agreed with Ms. Sarah Luke, wife of outside director Douglas S. Luke and a partner in Luke Communication Group, that we will no longer use Ms. Luke’s services in connection with the preparation of our annual report to shareholders or otherwise.

ISS previously issued the following recommendation in connection with our upcoming 2005 annual meeting of shareholders:

“We recommend withholding votes from all nominees. We recommend shareholders WITHHOLD votes from Douglas S. Luke for standing as an affiliated outsider on the Compensation Committee; and from Martin E. Stein, Jr., Mary Lou Fiala, Bruce M. Johnson, Raymond L. Bank, C. Ronald Blankenship, A.R. Carpenter, J. Dix Druce, Jr., John C. Schweitzer, Thomas G. Wattles, and Terry N. Worrell for failure to remove Douglas S. Luke from the board of directors after a majority of votes cast by shareholders voted to withhold.”

The ISS recommendation pertains to the following related party disclosure included in our 2005 annual proxy statement: “During 2004, the spouse of Mr. Douglas S. Luke provided services to Regency in connection with preparation of its annual report to shareholders for which she was paid $35,174.” Because of this disclosure, ISS recommended that all votes be “withheld” from the re-election of Mr. Luke to our board of directors in 2005.

Ms. Luke has over 29 years experience as a corporate communications professional. She and her partner operate as Luke Communication Group and currently represent 20 other corporate clients. Regency engaged Ms. Luke for the last seven years to assist in the preparation of our annual report as she has a keen ability to ensure that we communicate our real estate operations and strategies to our shareholders in a straight-forward and understandable way.

Regency’s nominating and corporate governance committee and its board of directors fully reviewed the relationship with Ms. Luke and determined that the payment to Ms. Luke did not create a material relationship; and therefore, Mr. Luke qualifies as an independent director.  The committee also voted to disclose the payments in Regency’s 2005 and 2006 proxy statements although not required by SEC and NYSE standards. The committee and the board also determined that it was not necessary (1) to request that Mr. Luke resign from the board or (2) to nominate someone else to stand for election in his place although more votes were withheld from than voted in favor of his election in 2005 based on last year’s ISS recommendation that we believe to have been in error.

In order to cure the issue posed by ISS, Regency and Ms. Luke have agreed that Ms. Luke will not provide any additional services to Regency so long as her husband remains on our board of directors.

Regency remains committed to best-in-class corporate governance. Examples of our proactive efforts demonstrating this commitment include elimination in 2004 of a staggered board of directors and early adoption of the expensing of stock options. Consistent with this philosophy, we have taken this additional step today to avoid even the slightest appearance of a potential conflict of interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION (registrant)
Date: April 24, 2006	By: /s/ J. Christian Leavitt
J. Christian Leavitt, , Senior Vice President
and Chief Accounting Officer

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